资产收购协议书 2018.04.02

Asset Purchase Agreement

甲方：上海侨泓置业有限公司

地址：上海市虹口区物华路 73 号 8808 室

上海侨园置业集团有限公司（资产主体 **A**）

地址：上海浦东新区张江紫薇路 376 号

上海侨园信息技术有限公司（资产主体 **B**）

地址：上海崇明区三双公路 4797 号

Party A: Shanghai Qiao Hong Real Estate, Ltd.

Address: Shanghai Hongkou District Wuhua Rd. No. 73 Rm 8808

Shanghai Qiao Garden Real Estate Group, Ltd. (Subject of Asset A)

Address: Shanghai Pudong New Area Zhangjiang Ziwei Rd No. 376

Shanghai Qiao Garden Information Technology, Ltd. (Subject of Asset B)

Address: Shanghai Chongming District San Shuang Gong Lu No. 4797

乙方：Hartford Retirement Network Corp

地址：8832 Glendon way, Rosemead CA91770 USA

Party B: Hartford Retirement Network Corp

Address：8832 Glendon way, Rosemead CA91770 USA

丙方：上海泓福健康管理有限公司

地址：上海市虹口区物华路 73 号 103 室

Party C: Shanghai Hong Fu Health Management, Ltd.

Address: Shanghai Hong Kou District Wuhua Rd. No. 73 Rm. 103

目标资产：

Target Assets:

A. 上海侨园置业集团有限公司名下位于上海浦东新区张江紫薇路 372、376 号的土地使用权及地上附着物使用权、所有权和经营权（详见资产评估报告、产证文件和资产清单）（以下简称资产 A）；

A. Shanghai Qiao Garden Real Estate Group, Ltd.'s land use rights and adhesive substance use rights, right to own, and right to operate of the land located in Shanghai Pudong New Area Zhangjiang Ziwei Rd No. 372 and No. 376.(For details please refer to the asset valuation report,property rights documents, and schedule of property) (shall be referred to as Asset A from now on)

B. 上海侨园信息技术有限公司名下位于上海崇明区三双公路 4797 号的土地使用权及在建工程附着物使用权、所有权和经营权（详见资产评估报告、产证文件和在建工程清单）(以下简称资产 B)。

B.Shanghai Qiao Garden Information Technology, Ltd.'s land use right, adhesive substance under construction use rights, right to own, and right to operate of the land located in Shanghai Chongming District San Shuang Gong Lu No. 4797. (For details please refer to the asset valuation report,property rights documents, and list of projects under construction) (shall be referred to as

Asset B from now on)

鉴于资产主体 A 上海侨园置业集团有限公司，资产主体 B 上海侨园信息技术有限公司（以下简称"资产主体 A、B"）注册登记控股股东为上海侨泓置业有限公司（以下简称"侨泓置业"），上述三方统称为甲方。

鉴于乙方是美国纳斯达克 OTCQB 上市公司，丙方是乙方注册在中国上海的全资下属子公司。

现甲、乙、丙三方就目标资产 A、B 的土地使用权及地上附着物使用权、所有权和经营权转让等相关事宜经协商达成如下协议并于 2018 年 4 月 2 日签定，以资遵守：

Given that subject of asset A, Shanghai Qiao Garden Real Estate Group Ltd., subject of asset B Shanghai Qiao Garden Information Technology, Ltd. (which shall be called Subject of Asset A,B) have Shanghai Qiaohong Real Estate Ltd. (shall be called Qiaohong from now on) as their registered shareholder, all three aforementioned parties shall collectively called Party A.

Given that Party B is a publicly traded company on American NASDAQ OTCQB, and Party C is Party B's wholly owned subsidiary registered in Shanghai, China.

Now, through discussion, Party A,B,C have arrived at the following agreements regarding the subject of asset A,B's land use rights, adhesive substance use rights, right to own, right to operate, right to transfer thereof, and other related matters and signed on April 2,2018, to be observed:

一、资产主体 A、B 概况

1.资产主体 A 成立于 2007 年 1 月，现工商注册登记注册资本（实缴）1 亿元人民币，其中侨泓置业（含代持小股东）拥有股权 100%，资产主体 A 名下拥有位于上海市浦东张江紫薇路 372、376 号房产，其中房产证（沪房地浦字（2009）第 066721 号）房屋建筑面积 4591.04 平方米，实际房屋建筑面积约 14000 平方米，占地面积约 15 亩。该房屋目前处于酒店公寓经营状态。

2.资产主体 B 成立于 1989 年 9 月，现工商注册登记注册资本（实缴）500 万元人民币，其中甲方拥有股权 100%，资产主体 B 名下拥有位于上海崇明区三双公路 4797 号房产，其中产权证（沪房地崇字（2011）第 001264 号）房屋面积 6698 平方米，占地面积 35779 平方米（约 53 亩），场地目前处于在建工程停工状态，未有任何出租及其他经营。

1. Overview of subject of asset A,B

1.1 Subject of asset A was founded on January 2007,currently registered capital (actual payment) 100 million China Yuan in the SAIC, of which Qiaohong (including small entrusted shareholders) has 100% shares. Under subject of asset A, it has properties in Shanghai Pudong New Area Zhangjiang Ziwei Rd No. 372 and No. 376, with property right certificate (Hu Property Pu Zi (2009) No. 066721) which has property gross floor area of 4591.04 square meters and net floor area of 14,000 square meters, and floor space is about 15 mu (2.471 Acres).Said property is currently operated as a hotel apartment.

1.2 Subject of asset B was founded on September 1989, currently registered capital (actual payment) 5 million China Yuan, of which Party A holds 100% shares. Under subject of asset B. it has properties in Shanghai Chongming District San Shuang Gong Lu No. 4797, with a property rights certificate (Hu Property Chong Zi (2011) No. 001264), has a property area of 6698 square meters, floor space around 35779 square meters (or about 53 mu). This property is currently under construction hold, so it is not for lease or any other operation.

二、资产转让

甲方将其在目标资产 A、B 的 100%土地使用权及地上附着物使用权、所有权和经营权转让给乙方，乙方同意用中国注册的全资子公司丙方公司名义收购上述目标资产 A、B 的 100%的土地使用权及地上附着物使用权、所有权和经营权。乙方同意按甲、乙双方协商一致的一口价总价贰亿叁仟叁佰万人民币（2.33 亿元人民币）接受甲方目标资产 A、B 的土地使用权及地上附着物使用权、所有权和经营权。

2.Asset transfer

Party A shall transfer to Party B 100% of subject of asset A, B's land use rights, adhesive substance use rights, right to own, and right to operate. Party B agrees to purchase the aforementioned asset A,B's 100% land use rights, adhesive substance use rights, right to own, right to operate under the name of Party C, which is Party B's wholly owned subsidiary registered in China. Party B agrees to the total buyout price of 233 million China Yuan, negotiated between Party A and B, for the Party A's target asset A and B's land use rights, adhesive substance use rights, right to own, and right to operate.

三、付款期限及方式

1.乙方同意并承诺按以下付款期限分期向甲方支付目标资产 A、B 的土地使用权及地上附着物使用权、所有权和经营权转让（收购资产）款总价 2.33 亿元人民币。（详见下列付款排期）

3.Payment methods and due dates.

3.1 Party B agrees and promises to make instalment of the total 233 million China Yuan to Party A for the target asset A, B's land use rights, adhesive substance use rights, right to own, and right to operate, and right to transfer thereof (asset purchase) according to the following due dates.

分期 Periods	付款日期 Payment Due Dates	支付金额 （货币单位人民币） Payment Amount (Unit of Currency is CNY)
第一期 First Period	2018 年 4 月 9 日前 Before April 9th 2018	700 万元 7 million Yuan
第二期 Second Period	2018 年 4 月 10 日前及乙方完成信息公告披露 7 日内，以两者最后时间为支付节点 Before April 10th 2018,and within 7 days of Party B's information disclosure, whichever is later will be the payment due date.	4300 万元 43 million Yuan
第三期 Third Period	2018 年 5 月 10 日前 Before May 10th 2018	2000 万元 20 million Yuan
第四期 Fourth Period	2018 年 7 月 31 日前 Before July 31st 2018	2000 万元 20 million Yuan
第五期 Fifth Period	2018 年 10 月 30 日前 Before Oct. 30th 2018	3500 万元 35 million Yuan
第六期	2018 年 12 月 30 日前	3500 万元

Sixth Period	Before Dec. 30th 2018	35 million Yuan
第七期 Seven Period	2019 年 4 月 30 日前 Before Apr 30th 2019	3000 万元 30 million Yuan
第八期 Eighth Period	2019 年 8 月 31 日前 Before Aug 31st 2019	2200 万元 22 million Yuan
第九期 Ninth Period	2019 年 12 月 31 日前 Before Dec 31st 2019	2100 万元 21 million Yuan
合计 Total		23300 万元人民币 233 million Yuan

2.甲方在中国境内的收款银行账户：

户名：上海侨泓置业有限公司

账号：31671903002646427

开户行：上海银行天宝路支行

3.2 Party A's receiving bank account in China:

Account name: Shanghai Qiaohong Real Estate Ltd.

Account number:31671903002646427

Account opened in Bank of Shanghai, Tianbao Lu branch.

3.乙方支付资产转让款的付款方式由乙方或乙方委托在中国上海的下属全资子公司丙方用人民币支付给甲方。

3.3 Party B's method of payment for the asset transfer is either by Party B or through Party B's wholly owned Shanghai China subsidiary (Party C) to make payment to Party A in China Yuan.

四、资产转让手续办理

4.Asset transfer procedures

1.乙方（或乙方委托丙方）将本协议第三条约定的第二期款项支付给甲方当日起，甲方应立即配合与乙方共同组建运营团队，并完成目标资产 A、B 经营权的共管。

4.1 Party B (or party B entrusting party C), after the day the second period of payment to party A was made according to this agreement's third stipulation, Party A should immediately cooperate Party B in building an operation team in order to manage asset A, B's right to operate together.

2、乙方（或乙方委托丙方）将本协议第三条约定的第四期款项支付给甲方当日起，甲方应立即配合办理目标资产 B 或资产主体 B 的 100%股权转让变更至乙方指定的下属公司丙方名下的登记手续，涉及资产过户税金及相关费用均由乙方承担，(涉及以股权方式交割的，需要另行履行股权转让的法律手续及尽职调查)；一旦甲方将目标资产 B 或资产主体 B 的 100%产权或股权变更至乙方指定的下属公司丙方名下后，乙方和丙方应立即配合将目标资产 B 或资产主体 B 的他项权证办理至甲方名下，乙方以此确保按期向甲方支付后续款项。当乙方付清全部款项后，甲方应立即解除他项权证。

4.2 Party B (or Party B entrusting Party C), after the day the fourth period of payment to Party A was made according to this agreement's third stipulation, Party A should immediately cooperate in proceeding with target asset B or subject of asset B's 100% share transfer registration to Party C, which is designated by Party B. Party B will be responsible for the asset transfer taxes and any related fees (when it involves completion of shareholding rights transfer, Party B should also fulfill the legal procedures of shareholding rights transfer and due diligence investigation); Once Party A has transferred target asset B or subject of asset B's 100% property rights or shareholding rights to Party C, which is designated by Party B, Party B and C should immediately cooperate to register

asset B or subject of asset B's certificate of other rights of land for Party A. Party B shall make sure that Party A will be receiving the remaining balance. Once Party B has made all the payments, Party A shall immediately cancel the certificate of other rights of land.

3. 乙方（或乙方委托丙方）将本协议第三条约定的第六期款项支付给甲方当日起，甲方应立即配合办理目标资产 A 转让变更至乙方指定的下属公司丙方名下的他项权登记手续或股权质押，涉及资产他项权登记或股权质押的相关费用均由乙方承担；

4.3 Party B (or Party B entrusting Party C)， after the day the sixth period of payment to party A was made according to this agreement's third stipulation, Party A should immediately cooperate in transferring target asset A to Party C (designated by Party B), for certificate of other rights of land registration or stock pledge, and any fees involved in the asset certificate of other rights of land registration or stock pledge shall be afforded by Party B;

4. 乙方（或乙方委托丙方）将本协议第三条约定的第九期款项支付给甲方同时，甲方将目标资产 A 或资产主体 A 的 100%股权转让变更至乙方指定的下属公司丙方名下的登记手续，涉及资产过户税金及相关费用均由乙方承担（涉及以股权方式交割的，需要另行履行股权转让的法律手续及尽职调查）；

4.4 Party B (or Party B entrusting Party C), after the day the ninth period of payment to party A was made according to this agreement's third stipulation, at the mean time Party A should cooperate in the registration of transferring target asset A or subject of asset A's 100% shareholding rights to Party C (a subsidiary designated by Party B). Any fees involved in the asset transfer taxes and related matters shall be afforded by Party B (when it involves completion of shareholding rights transfer, Party B should also fulfill the legal procedures of shareholding rights transfer and due diligence investigation)

5.本协议交易期内资产转让变更之前，凡涉及甲方及甲方关联的任何一方所有债权债务或经济纠纷均由甲方负责清理解决。若由此给乙方造成损失，应由甲方承担赔偿责任。

4.5 Before the transfer of assets recognized in this agreed transaction, any creditor's rights and/or debts and/or any economic disputes that are caused by or related to Party A should be Party A's responsibility to clear. If Party B is to suffer from any of the aforementioned issues, Party A shall be liable for compensation.

五、其他约定

5.Other Stipulations

1.甲方保证其出让的资产在协议交易期间未经乙方同意，不得擅自转让、抵押、担保、出租或其他目的的占用、使用；

5.1 Party A will guarantee that, during the transaction period in this agreement, the asset being sold shall not be transferred, collateralized, warranted, leased, or other means of occupying, using, without Party B's approval.

2.乙方、丙方对甲方在本协议下支付收购款义务承担连带保证责任，保证期间 3 年；

5.2 Party B and C shall voluntarily carry the liability of guarantee to Party A under this agreement's responsibility to pay, the duration of guarantee is 3 years.

3.本协议签定之前，甲方已告知并且乙方已知晓目标资产 A、B（即两处房地产项目）存在的司法查封限制，甲方承诺在目标资产 A、B 转让过户给乙方（或丙方）之前由甲方负责清理和解除。甲方承诺收到的收购款专项且优先用于解除司法资产查封及债务清偿；

5.3 Before signing this agreement, Party A has notified Party B, and Party B is aware that target asset A, B (the two real estate property) have an existing judicial seal, Party A promises to clear and

take care of the judicial seal before target asset A, B are transferred to Party B (or Party C). Party A further promises that the payments received shall be used for clearing judicial asset seizure and paying off debts first;

4.本协议签定之日后，在乙方按期付款及并未构成违约的情况下，甲方不得将目标资产 A、B（即收购两处房地产项目）对外作任何担保或抵押，若因此产生的经济损失和法律责任均由甲方承担；

5.4 After the day this agreement is signed, under the condition that Party B has made timely payments and does not cause any contractual violation, Party A cannot warrant or collateralize target asset A, B (the two real estate property for purchase) for any other outside party. Should any economic loss or legal liability be incurred from doing so, Party A will be fully responsible.

5.甲、乙双方均同意，目标资产 A、B 的转让作为一次收购和一并执行，不可分割分批完成，无论今后乙方收购的两处房地产项目评估总价值超过或者可能达不到人民币 2.33 亿，乙方均无条件同意按人民币 2.33 亿收购目标资产 A、B；

5.5 Party A and B both agree that target asset A, B's transfer shall be seen as one purchase and carried out altogether. It is not be completed in pieces or sessions, and even if the two properties purchased by Party B shall be worth more or less than 233 million China Yuan, Party B unconditionally agrees to purchase target asset A, B with 233 million China Yuan.

6.在甲方拥有的目标资产 A、B 资产产权及房屋使用权清晰明确的情况下，乙方不得以任何理由中途取消或停止本次资产转让，若因此给甲方造成经济损失和法律责任应由乙方承担；

5.6 Party B shall not terminate this asset transfer before completion for any reason if Party A's property right of target asset A, B is still clear and certain. Should Party A suffer from any economic loss or legal liabilities from that, Party B will take full responsibility.

7.乙方分期向甲方支付的每一笔款项均作为资产转让或股权转让（即收购两处房地产项目）不可撤销的收购款，乙方支付的每一笔款，甲方均无需退还，双方按本协议，已经履约的部分继续有效，存在违约导致协议终止的，按违约责任条款处理。上述两处资产的运营权当乙方向甲方支付完第二期 4300 万元后（最迟 2018 年 4 月 10 日前），由甲、乙双方共同运营管理，当乙方向甲方付清全部转让款 2.33 亿元之后，甲方应当立即将运营权全部转移给乙方，由乙方独立进行正式运营。

5.7 Each payment that Party B makes to Party A for the purpose of this asset transfer or equity transfer (the purchase of the two real estate properties) shall be irrevocable. And Party A is not liable for repayment for each the payment made by Party B. According to this agreement, both parties agree that whatever portion of this agreement has been carried out shall be valid, and should there be any termination due to contractual violation, proceed according to the liability for breach of contract. Both Party A and B shall operate and manage the two properties until Party B has made the second payment period of 43 million (the latest being April 10th 2018).Once Party B has made all the transfer payments of 233 million Yuan, Party A should immediately transfer the right to operate wholly to Party B, and Party B shall officially begin independent operation.

六、违约责任

6. Liabilities for Breach of Contract

本协议任何一方未按约定条款严格履行，即构成违约。违约方应承担违约责任如下：

If any party agreement does not strictly observe the terms of this agreement, it will be a breach of contract. The party that breaches the contract shall carry the following liabilities.

1.甲方以及资产主体 A、B 在股权、资产产权、房屋使用权方面若有虚假，即构成违约；

6.1 If Party A has made any misrepresentations in the shareholding rights, property rights and use rights of subject asset A, B, it will be deemed a breach of contract.

2.根据本协议"三、1 条"条款，乙方约定的付款期限和时间接点未按时履行超过 30 日（天），即构成违约。

6.2 According to this agreement's 3.1 terms, if Party B fails to make payments after 30 days the payment period (or payment cutoff) becomes due, it be deemed a breach of contact.

3.根据本协议第"四、2 条"，甲方及甲方关联方的债权债务或经济纠纷由甲方负责清理解决，若甲方未清理解决，而导致无法正常行使房屋使用权，即构成违约。

6.3 According to this agreement's 4.2 terms, Party A shall be responsible in dealing with Party A or any party related to Party A's creditor's rights or debts, or any economic disputes. If Party A's failure to do so leads to the inability to make use of the property use rights, it will be deemed a breach of contract.

4.本协议签定之日后，在乙方按期付款及并未构成违约的情况下，甲方以任何理由中途取消或停止本次资产转让交易，即构成违约。

6.4 After the signing of this agreement, and under the condition that Party B has made timely payments and does not cause any breach of contract, it will be deemed a breach of contract if Party A cancel or terminate this asset transfer for any reason.

5.甲、乙双方任何一方构成违约，需承担违约责任。双方应继续履行合约，违约方须向守约方支付未履约的资产收购(或股权转让)总价 20%的违约金。

6.5 If either Party A or B causes a breach of contract, said party will be liable for the breach. Both sides should continue to perform the contract, breaching party shall pay the other party of noncompliance the amount that is equal to 20% of the defaulted asset purchase price (or equity transfer) as breach penalty.

七、甲、乙、丙各方及资产主体 A、B 均同意本协议在履行过程中若遇争议，应通过美国和中国有管辖权的相关法院诉讼裁决。

6.7 Party A,B and C, and both subject of asset A, B shall all agree that in case there is any disputes arisen during the performance of this agreement, should resolve the lawsuits in the relevant courts (in either United States or China) that have jurisdiction over the matter .

八、本协议用中、英两种文字表述，若有异议，应以中文表述为准。

6.8 This agreement is expressed in both Chinese and English, should any disagreement arises, the Chinese version shall be deemed accurate.

九、甲、乙双方同意，目标资产 A 和 B 两项总资产评估报告仅作为本协议附件用作参考。

6.9 Party A and B agree that target asset A,B's total assets valuation report is just the attachment of this agreement as reference.

十、本协议一式五份，甲方执三份，乙、丙方各执一份，各方遵照执行。本协议有效期自各方签字生效之日起至本协议履行完成为止。

6.10 This agreement is distributed in 5 copies, 3 for Party A and 1 for Party B and 1 for Party C. Each party shall perform accordingly. This agreement remains in force from the date of its signature by the parties until its execution.

甲方（盖章）：上海侨泓置业有限公司
Party A (Stamp): Shanghai Qiao Hong Real Estate Ltd.

法人代表印章：
Legal Representative Seal:

（盖章）：上海侨园置业集团有限公司
(Stamp): Shanghai Qiao Garden Real Estate Group Ltd.

（盖章）：上海侨园信息技术有限公司
(Stamp): Shanghai Qiao Garden Information Technology Ltd.

乙方（盖章）**Hartford Retirement Network Corp**
Party B (Stamp)

董事会主席签字：
Signature by Chairman of the Board of Directors:

丙方（盖章）：上海泓福健康管理有限公司
Party C (Stamp): Shanghai Hong Fu Health Management, Ltd.

法人代表印章：
Legal Representative Seal:

签定日期：2018 年 4 月 2 日
Date of Signing: April 2, 2018